UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 23, 2007

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On March 23, 2007, South Hanley Road, LLC, a Missouri limited liability company, ("Purchaser") made a final deposit of earnest money in satisfaction of all existing contingencies related to its purchase of the headquarters building of Tripos, Inc. pursuant to a Purchase Agreement dated February 4, 2007, as amended, between the Purchaser and Tripos Realty LLC, a wholly-owned subsidiary of Tripos, Inc (the "Purchase Agreement").  The sale of the property, located at 1699 South Hanley Road, Brentwood, Missouri is expected to close on April 11, 2007.  The sale price for the building is $4,700,000 less adjustments totaling $548,000 resulting in a net purchase price of $4,152,000.  Sales commissions, fees and other closing costs are expected to reduce the net proceeds to approximately $3,900,000.  At closing, Tripos, Inc. will enter into a 10-month lease for a portion of the building and will make a lump sum deposit of the full rental amount of $597,000.

The above description of the Purchase Agreement does not purport to be a complete statement of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The Purchase Agreement as well as the first and second amendments to the Purchase Agreement are included as Exhibits 10.1, 10.2 and 10.3 to this Report, respectively, and the foregoing description is qualified in its entirety by reference to the exhibits.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, Tripos' future prospects, including Tripos' ability to consummate the sale of its headquarters building to South Hanley Road, LLC.  These statements are based upon numerous assumptions that Tripos cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the company's filings with the SEC, including, without limitations, those factors set forth in the company's Form 10-K for the fiscal year ended December 31, 2005, and from time to time in the company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1      Purchase Agreement, dated as of February 4, 2007, by and among Tripos Realty LLC and South Hanley Road, LLC

10.2      First Amendment to Purchase Agreement, dated as of February 26, 2007, by and among Tripos Realty LLC and South Hanley Road, LLC

10.3      Second Amendment to Purchase Agreement, dated as of March 21, 2007, by and among Tripos Realty LLC and South Hanley Road, LLC

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2007                                        TRIPOS, INC.

By: /s/ John P. McAlister

John P. McAlister

President and
Chief Executive Officer

Exhibit 10.1

PURCHASE AGREEMENT

                        THIS PURCHASE AGREEMENT ("Agreement") is made as of the 4th day of February, 2007, by and between TRIPOS REALTY, LLC, a Missouri limited liability company ("Seller") and 1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company ("Purchaser").  The date this Agreement is fully executed and delivered by both parties is referred to herein as the "Contract Date".

                        1.         Property.  Subject to the terms and conditions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase the real property generally described as 1699 - 1701 South Hanley Road in the County of St. Louis, State of Missouri and more particularly described on Exhibit A attached hereto and made a part hereof (Purchaser's final survey and legal description to govern), containing approximately 2.56 acres, together with any and all buildings, attachments, improvements, permanent fixtures, easements and appurtenances thereto (the "Property").  The parties agree that the Property does not include any of Seller's personal property or trade fixtures, such as cubicles, partitions or information technology equipment, provided, however, that the parties agree that the Property shall include those items listed on Exhibit D attached hereto.

                        2.         Closing; Closing Date.  The "Closing Date" shall be the twentieth day after the end of the Review Period (as defined below), or such other date as the parties may mutually agree upon.  The closing of the transaction contemplated herein ("Closing") shall take place on the Closing Date at the offices of a title company selected by Purchaser (the "Title Company").

                        3.         Purchase Price; Leaseback.  The total purchase price for the Property, subject to adjustments provided for herein, shall be Four Million Seven Hundred Thousand and 00/100 Dollars ($4,700,000.00) (the "Purchase Price"), payable as follows:

i.                     Purchaser shall deliver to the Title Company an initial earnest money deposit of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Earnest Money") within five (5) days after the Contract Date.

ii.                   The balance of the Purchase Price, or Four Million Six Hundred Fifty Thousand and 00/100 Dollars ($4,650,000.00) by cash or wire transfer or immediately available funds, subject to the adjustments provided in this Agreement, at Closing.

                        Seller and Purchaser acknowledge and agree that the Fire Marshall for the City of Brentwood has indicated that Purchaser will be required to install a sprinkler system throughout the building located on the Property within one year after the Closing Date.  If Purchaser and Seller cannot agree upon an appropriate adjustment to the Purchase Price with respect to the cost of the sprinkler system within twenty-one (21) days after the Contract Date (the "Purchase Price Adjustment Date"), and provided that Purchaser's request for a purchase price adjustment does not exceed the documented amount of its bid for the sprinkler work, Purchaser may terminate this Agreement, and the Title Company shall return the Earnest Money to Purchaser.

                        As additional consideration for the Property, after the Closing Date, Purchaser agrees to lease a portion of the Property to Seller's parent corporation pursuant to the lease set forth on Exhibit B to this Agreement (the "Post Closing Lease"), which Post Closing Lease is incorporated herein by reference.

4.         Deed.  Seller shall sell the Property for the Purchase Price on the terms set forth herein and, at Closing, Seller shall convey or cause to be conveyed to Purchaser title to the Property by recordable form of special warranty deed (the "Deed"), duly executed and acknowledged by Seller, subject only to (a) general real estate taxes for the year of Closing, and (b) the Permitted Exceptions (as defined herein).

5.         Furnishing Documents.  Seller shall, within ten (10) days following the date of this Agreement, furnish to Purchaser, for Purchaser's review, copies of any and all of the following items with respect to the Property in Seller's possession or control:  (i) title insurance policies and underlying title documents, (ii) surveys, plats and other drawings, (iii) engineering reports, (iv) maintenance, repair and service contracts and any other material agreements relating to the Property, (v) environmental assessments of the Property, and (vii) the most recent tax bill(s) with respect to the Property.

6.         Title Insurance; Survey.  Purchaser's obligations hereunder are subject to (A) the ability of Purchaser to obtain a binding commitment for title insurance (the "Commitment") pursuant to which the Title Company shall issue to Purchaser an ALTA owner's policy of title insurance (including endorsements thereto) in form and substance acceptable to Purchaser (the "Title Policy"), insuring that at the time of recordation of the Deed, there is vested in Purchaser fee simple title to the Property, free and clear of all liens, charges, claims, actions, encumbrances,  easements, conditions or title exceptions or matters of any kind or nature, except the Permitted Exceptions, and (B) the Title Company issuing the Title Policy as of the Closing.  Purchaser's obligations hereunder are further subject to Purchaser obtaining, at its cost, a current survey of the Property (the "Survey") prepared in accordance with standards reasonably acceptable to Purchaser.  On or before the forty-fifth (45th) day after the Contract Date (the "Review Period"), Purchaser shall obtain and review the Commitment and Survey, and Purchaser shall furnish to Seller a written statement of objections to title or survey matters affecting the Property, together with copies of all written materials in Purchaser's possession or control which evidence the basis for such objections, it being understood that title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which shall be removed by the payment of money at the time of Closing shall not be deemed to make the Title Commitment unacceptable, provided Seller satisfies such liens at Closing.  If no written objections are raised by Purchaser on or before the last day of the Review Period, then no objection to title or survey matters shall be raised at Closing hereunder, provided always that the state and condition of such title or survey matters has not suffered any change between the last day of the Review Period and the Closing Date, and further provided that Seller shall be obligated to remove all liens or encumbrances of a definite or ascertainable amount, including any deeds of trust, mortgages, mechanic's liens, tax liens or assessments (if payable as of the Closing Date).  If Purchaser does deliver written objections on or before the last day of the Review Period, Seller shall within five (5) days of receipt of Purchaser's written objections either:

(i)         notify Purchaser in writing that Seller is unable or unwilling to remove or satisfy the matters raised in Purchaser's written objections, in which case Purchaser may elect by written notice to Seller within five (5) days thereafter to terminate this Agreement, or in the absence of such notice be deemed to have waived such objections; provided, however, Seller may not refuse to remove liens or encumbrances of a definite or ascertainable amount; or,

(ii)        notify Purchaser of Seller's intent to remove or satisfy the objections prior to the Closing Date, in which case, Seller shall use its commercially reasonable efforts to remove or satisfy Purchaser's objections prior to the Closing Date.  In the event Seller makes this election but is unable, despite the use of its commercially reasonable efforts, to remove or satisfy all of Purchaser's objections prior to the Closing Date, Purchaser may elect to either: a) terminate the Purchase Agreement b) waive its objections and proceed with the Closing, or c) extend the closing up to 45 days in order to allow Seller sufficient time to cure or remove the objections.

All Title exceptions not objected to or otherwise deemed accepted by Purchaser shall be called the "Permitted Exceptions".  In the event Purchaser terminates this Agreement pursuant to this Section 6 the Title Company shall return the Earnest Money to Purchaser.

7.         Inspection.  At all times during the Review Period, Seller shall allow Purchaser and its agents and representatives reasonable access to the Property upon reasonable prior notice to Seller, and Purchaser may conduct such inspections, testings and investigations of the Property, including without limitation, environmental assessments, as desired by Purchaser.  Purchaser shall repair any damage to the Property caused by reason of Purchaser's and/or Purchaser's agents' entry on the Property in connection therewith.  In the event Purchaser (i) cannot obtain financing on terms satisfactory to Purchaser, (ii) is not satisfied with its review of the documents provided by Seller pursuant to Section 5, (iii) is not satisfied with the status of zoning or other governmental approvals or permits, or (iv) is not satisfied with any report, inspection or feasibility study regarding the Property (including without limitation, environmental assessments), Purchaser shall have the right, at its election, to terminate this Agreement by notifying Seller in writing of such termination by the last day of the Review Period, and in such event this Agreement shall terminate, the Title Company shall, except as otherwise herein provided, return the Earnest Money to Purchaser, and neither party shall have any further claim against the other by reason of this Agreement.  In the event Purchaser does not terminate this Agreement by the last day of the Review Period, the entire amount of the Earnest Money shall become nonrefundable to Purchaser except in the event of a default hereunder by Seller.  On or before the Purchase Price Adjustment Date, Purchaser shall have incurred, or shall have obligated itself to incur, reasonable and customary expenses associated with the inspection, testing and investigation of the Property.  Upon Seller's written request to Purchaser during the period preceding the Purchase Price Adjustment Date, Purchaser shall provide Seller with a statement of such expenses incurred.  In the event Seller delivers such written request to Purchaser and Purchaser does not provide such statement of expenses incurred to Seller on or prior to the later of: (i) the Purchase Price Adjustment Date, or (ii) the date which is five (5) days from Purchaser's receipt of Seller's notice, Seller shall have the right, at its election, within the five (5) day period following the Purchase Price Adjustment Date, to terminate this Agreement by notifying Purchaser in writing thereof, and in such event this Agreement shall terminate, the Title Company shall return the Earnest Money to Purchaser, and neither party shall have any further claim against the other by reason of this Agreement.  In the event Seller does not deliver such notice of termination within the five (5) day period following the Purchase Price Adjustment Date, Seller shall have no right to terminate the Agreement under the foregoing sentence.

                        8.         Affirmative Covenants. Seller shall cause the Property to be maintained free from waste and neglect and shall not allow the dumping on the Property of any wastes or substances of any kind whatsoever, except strictly in accordance with all applicable federal, state or local statutes, ordinances, rules, regulations or other law.  Without the prior written consent of Purchaser, Seller shall not (i) enter into any transaction in respect to or affecting the Property, including, without limitation, leases or service, maintenance or repair contracts in respect to or affecting the Property, which will survive the Closing, (ii) further encumber the Property in any form or manner whatsoever, or (iii) create or allow to be created any additional exceptions to title to the Property.  Notwithstanding the preceding sentence, Purchaser acknowledges and agrees that Seller may negotiate and enter into an agreement with a third party with respect to a sublease under, or an assignment of, the Post-Closing Lease.

                        9.         Seller's Covenants, Representations and Warranties.  Seller covenants, represents and warrants that, as of the Contract Date and the Closing Date:

a.         Seller has full and lawful right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder;

b.         Seller owns good fee simple insurable title to the Property;

c.         To Seller's knowledge, there is currently no litigation, bankruptcy or other proceeding threatened or pending in any manner affecting the Property or any part thereof;

d.         To Seller's knowledge, there is no pending or threatened condemnation of the Property or any part thereof;

e.         To Seller's knowledge, except with respect to the sprinkler system matter referenced in Section 3 above, there are no violations of any federal, state or local law, code, ordinance, rules, regulation or requirement affecting the Property or any part thereof;

f.          To Seller's knowledge, no unrecorded liens, encumbrances or adverse claims exist with respect to the Property or any portion thereof;

g.         Except as set forth on Exhibit C, there are no management contracts, repair contracts, service contracts, options or any other material agreements relating to the Property which shall survive Closing;

h.         Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said section (and Seller will furnish to Purchaser at Closing with an exemption certificate as set forth in said section);

i.          Seller's tax identification number is 98-0141829, and Seller shall provide the Title Company with a certified statement to that effect at Closing in order to comply with Section 6056 or the Internal Revenue Code;

j.          There are no leases or occupancy agreements affecting all or any portion of the Property that will survive the Closing, except the Post Closing Lease;

k.         To Seller's knowledge, the Property is not located in an area for which a proposal for redevelopment has been issued or adopted; and

l.          To Seller's knowledge, Seller has delivered to Purchaser all reports in Seller's possession or control pertaining to the environmental condition of the property, and there are no hazardous materials or substances in, on or under the Property except as mentioned in said reports or as customarily found in properties similar to the Property (e.g., cleaning supplies).

                        Purchaser's obligations under this Agreement are expressly conditioned on the foregoing covenants, representations and warranties of Seller being true on the Contract Date and remaining true through Closing.  The foregoing covenants, representations and warranties shall survive Closing for a period of 180 days after the Closing Date.  The term "Seller's knowledge" as used in this Section 9, shall mean the actual knowledge, without investigation or inquiry, of John D. Yingling, Senior Vice President and Chief Financial Officer of Seller.

                        10.        Condition of the Property.  Except as expressly set forth herein, no other representations or warranties have been made by Seller or anyone on its behalf to Purchaser as to the condition of the Property described herein or any improvements thereon erected, and it is understood and agreed by the parties that except for those representations and warranties set forth herein, the Property is sold "AS IS, WHERE IS - WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED" at the time of Closing.

11.        Closing Escrow. For the purpose of closing the transactions described in this Agreement, payment of the Purchase Price, the Deed and all other instruments necessary to close such transactions shall be passed through escrow with the Title Company in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by the Title Company with such additional provisions inserted in such escrow agreement as may be required to conform with this Agreement.  Purchaser shall pay its attorney's fees, all recording fees (except those necessary to release the encumbrance of Seller's existing deed of trust or other liens), environmental review and test fees and expenses, all closing and escrow fees imposed by the Title Company and all title examination costs and premiums for its owner's and lender's policies of title insurance.  Seller shall pay its attorney fees and any costs associated with the removal of Seller's existing deed of trust, other liens or other exceptions to title affecting the Property except the Permitted Exceptions.

                        12.        Adjustments at Closing.  The following shall be prorated as of the Closing Date, with Seller being charged through the Closing Date:  (i) real estate taxes for the year in which Closing occurs pertaining to the Property based on the latest available tax bill, and any accrued but unpaid general or special assessments payable therewith, (ii) utility charges for sewer, water, gas, and electricity pertaining to the Property, and (iii) any other customary prorations.  In the event the latest available tax bill does not include the tax bill for taxes due and payable during the year of Closing, upon the issuance of such tax bill for the Property, the parties shall reprorate the taxes and make any necessary cash adjustment.

                        13.        Events of Closing.  At Closing, (i) Seller shall execute and deliver the Deed to Purchaser in accordance with Section 4 of this Agreement; (ii) Seller shall execute and deliver a title affidavit in customary form, stating that, without limitation, there are no leases, liens, judgments, claims or bankruptcies affecting the Property; (iii) Seller shall execute such other instruments as the Title Company shall reasonably require; (iv) Purchaser shall deliver into escrow with the Title Company the balance of the Purchase Price, subject to the adjustments and offsets herein provided, by cash or wire transfer of immediately available funds; (v) the Title Company shall pay the adjusted Purchase Price to Seller; (vi) Purchaser and Seller's parent company shall execute and deliver the Post Closing Lease; and (vii) Seller and Purchaser shall also execute and deliver such additional documents as may be necessary at Closing or thereafter to conclude the sale of the Property as contemplated by this Agreement.

                        14.        Real Estate Brokers and Commission.  Seller and Purchaser hereby state and warrant to one another that neither of them have dealt with any real estate broker, agent or salesperson in connection with the purchase and sale of the Property, except CB Richard Ellis, Inc. ("Seller's Broker"), a licensed real estate broker in the State of Missouri, which is acting in the role of Seller's Agent and Colliers Turley Martin Tucker ("Purchaser's Broker"), a licensed real estate broker in the State of Missouri, which is acting in the role of Purchaser's Agent.  Seller shall pay at Closing, a real estate commission equal to three percent (3%) of the Purchase Price to the Seller's Broker, and a real estate commission equal to three percent (3%) of the Purchase Price to the Purchaser's Broker.  Seller and Purchaser each shall indemnify, defend and hold the other harmless against any claims for real estate commissions made by anyone claiming representation of such party in this transaction, except the Seller's Broker and the Purchaser's Broker.  Such obligations to indemnify and hold harmless shall include, without limitation, all costs and attorneys' fees relating to litigation and other proceedings.

                        15       Default.  If Purchaser defaults under this Agreement and does not cure any such default within ten (10) days after notice from Seller to Purchaser that such default exists, Seller's sole remedy shall be to cancel this Agreement and to retain the entire amount of the Earnest Money as liquidated damages and, in doing so, Seller hereby waives all other remedies for breach of this Agreement, including, without limitation, specific performance.  If Seller defaults under this Agreement prior to Closing and does not cure any such default within ten (10) days after notice from Purchaser to Seller that such default exists, then Purchaser may, as its exclusive remedies hereunder, either (i) cancel this Agreement, obtain an immediate return from the Title Company of the entire amount of the Earnest Money and recover from Seller all of Purchaser's actual, reasonably documented out-of-pocket expenses incurred in connection with the proposed sale of the Property (which amount shall not exceed $10,000), or (ii) enforce the specific performance of this Agreement and recover from Seller all of Purchaser's actual, reasonably documented out-of-pocket expenses incurred as a result of Seller's default (which amount shall not exceed $10,000).  In no event shall Seller or its owners, directors, officers, employees, contractors or agents be liable to Purchaser for any special damages, loss of profit, or other similar collateral, incidental, or consequential damages, whether based in contract or tort, breach of warranty, or otherwise.

                        16.        Notices.  All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person or by courier; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; (iv) in the case of telex or telecopy or fax, when sent, provided that the sender receives verification from its telex, telecopy or fax machine that such telex, telecopy or fax was successfully sent to the recipient.

All notices to Seller shall be directed to:

            Tripos Realty, LLC

            c/o John D. Yingling, Senior Vice President and Chief Financial Officer

            1699 South Hanley Road

            Brentwood, Missouri 63144

            Facsimile No.:  314/647-8108

With a copy to:

            Lewis, Rice & Fingersh, L.C.

            c/o Gregory R. Beekman

            500 N. Broadway, Suite 2000

            St. Louis, Missouri 63102

            Facsimile No.:  314/612-7684

All notices to Purchaser shall be directed to:

XXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXX

Attn:  XXXXXXXXXXXXX

Facsimile No.:  XXXXXXXXXXXXXXXXXXX

With a copy to:

Carmody MacDonald, P.C.

c/o Kevin J. Williams

120 S. Central Avenue, Suite 1800

St. Louis, Missouri  63105

Facsimile No.:  314/854-8660

or to such other persons or addresses as either party shall hereafter designate by notice given from time to time in accordance with this Section.

                        17.        Condemnation; Risk of Loss.  If, after this Agreement is executed and prior to the Closing Date:

                                    a.         Any or all of the Property is taken by exercise of the power of eminent domain or any proceedings are instituted, or threatened to be instituted, to effect such a taking or any offer of settlement is made in lieu of a taking, Seller shall promptly notify Purchaser thereof (with a copy of all relevant correspondence and other materials relating thereto) and Purchaser shall have the option (exercisable by notice to Seller within ten (10) days after the receipt of such notice) to either (i) cancel this Agreement; or (ii) complete the purchase in accordance with the terms, conditions and provisions of this Agreement, in which event all condemnation proceeds or claims thereof shall be assigned to Purchaser.  If this Agreement is canceled pursuant to this Section 17.a, the Title Company shall return the Earnest Money to Purchaser, and neither party shall have any further claim against the other by reason of this Agreement.

                                    b.         Any or all of the improvements located at the Property are destroyed or damaged by fire, windstorm or other casualty, Purchaser shall have the option of canceling or enforcing this Agreement.  If enforced, Purchaser shall be entitled to all insurance proceeds, if any, and Seller shall assign insurance policies and right to such proceeds at Closing.  If this Agreement is canceled pursuant to this Section 17.b, the Title Company shall return the Earnest Money to Purchaser, and neither party shall have any further claim against the other by reason of this Agreement. Seller must insure the property for full replacement value until Closing.

                        17.        Miscellaneous.

            a.         Assignment.  This Agreement and the rights, duties, interests, and obligations of Purchaser hereunder may be assigned by Purchaser, subject to the prior written consent of Seller, which shall not be unreasonably withheld; provided, however, Purchaser shall be entitled to assign this Agreement and the rights, duties, interests and obligations of Purchaser hereunder without obtaining the written consent of Seller to any parent, subsidiary or other affiliate of Purchaser which is controlled by, or under common control with Purchaser and/or for the purpose of effecting a tax deferred exchange under IRC Section 1031.  If such assignment is made as permitted herein, then the sale of the Property contemplated by this Agreement will be consummated in the name of any such assignee, provided Purchaser shall remain liable under this Agreement for the performance and discharge of all obligations and liabilities of Purchaser hereunder.

            b.         Construction; Severability; Entire Agreement; Binding Effect; Governing Law.  The section headings herein are solely for convenience and shall in no way be deemed to affect the meaning or construction of any part hereof.  If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and binding on Seller and Purchaser.  This Agreement constitutes the entire understanding and agreement between the parties and may not be amended, supplemented, or modified except by a writing executed by both of the parties.  This Agreement shall be binding upon, and shall benefit, the parties and their heirs, personal representatives, successors and assigns.  This Agreement and all related documents shall be governed by the laws of Missouri.

            c.         Time of Essence.  Time shall be of the essence in this Agreement.

            d.         Business Days.  If the last day for conducting due diligence or for providing notice to either party is a Saturday, Sunday or legal holiday, then such last day shall be extended to the next succeeding business day thereafter.

            e.         Execution in Counterparts.  This Agreement may be executed in two or more identical counterparts which taken together shall constitute one and the same instrument.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document.

            f.          Confidentiality.  Except with respect to the directors, officers, employees, representatives, lenders and consultants of each party who need to know, Purchaser and Seller shall, except as otherwise required by applicable laws or regulations, keep confidential the subject matter described herein and the fact that negotiations are taking place until the content and timing of a public announcement are mutually agreed upon or until the Closing, whichever is earlier.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.

SELLER:                                                          TRIPOS REALTY, LLC

                                                                                    By:

                                                                                    Name:

                                                                                    Title:

PURCHASER:                                     1699-1701 SOUTH HANLEY ROAD, LLC

                                                                                    By:

                                                                                    Name:

                                                                                    Title:

Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and executed as of this 26th day of February, 2007, by and between TRIPOS REALTY, LLC, a Missouri limited liability company ("Seller"), and 1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company ("Purchaser").

WITNESSETH:

WHEREAS, the parties entered into that certain Purchase Agreement dated as of the 4th day of February, 2007 (as the same may be amended, modified, extended, renewed, supplemented or restated from time to time, the "Agreement") whereby Seller agreed to sell and Purchaser agreed to purchase the real property generally described as 1699 - 1701 South Hanley Road in the County of St. Louis, State of Missouri and more particularly described on Exhibit A attached hereto and made a part hereof, containing approximately 2.56 acres, together with any and all buildings, attachments, improvements, permanent fixtures, easements and appurtenances thereto (the "Property"); and

WHEREAS, the parties desire to amend certain terms of the Agreement pursuant to Section 17(b) thereof;

                                NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                1.             The foregoing recitals are hereby incorporated into this Amendment and the Agreement and form a material part thereof.

2.             The paragraph of Section 3 of the Agreement that begins "Seller and Purchaser acknowledge and agree that the Fire Marshall for the City of Brentwood" is hereby deleted in its entirety and replaced with the following new paragraph:

                                The parties agree that, at Closing, Seller shall provide to Buyer a credit in the amount of One Hundred Thirty-Seven Thousand Four Hundred Seventy-Five and 00/100 Dollars ($137,475.00), which such credit shall be applied to the Purchase Price at Closing for the cost of the sprinkler system.  The date twenty-one (21) days after the Contract Date is hereinafter referred to as the "Purchase Price Adjustment Date."

3.             Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

Events of Closing.  At Closing, (i) Seller shall execute and deliver the Deed to Purchaser in accordance with Section 4 of this Agreement; (ii) Seller shall execute and deliver a title affidavit in customary form, stating that, without limitation, there are no leases, liens, judgments, claims or bankruptcies affecting the Property; (iii) Seller shall execute such other instruments as the Title Company shall reasonably require; (iv) Purchaser shall deliver into escrow with the Title Company the balance of the Purchase Price, subject to the adjustments and offsets herein provided, by cash or wire transfer of immediately available funds; (v) the Title Company shall pay the adjusted Purchase Price to Seller; (vi) Purchaser and Seller's parent company shall execute and deliver the Post Closing Lease; (vii) Seller shall deliver to Purchaser the first month's rent under the Post Closing Lease in the amount of Fifty-Nine Thousand Seven Hundred Twenty-Two and 92/100 Dollars ($59,722.92); (viii) Seller shall deliver to Purchaser One Hundred Seventy-Nine Thousand One Hundred Sixty-Eight and 76/100 Dollars ($179,168.76) as a security deposit to secure the obligations of Seller's parent company under the Post Closing Lease; and (ix) Seller and Purchaser shall also execute and deliver such additional documents as may be necessary at Closing or thereafter to conclude the sale of the Property as contemplated by this Agreement.

4.             It is hereby established that on or before the Purchase Price Adjustment Date,  Purchaser incurred, or obligated itself to incur, reasonable and customary expenses associated with the inspection, testing and investigation of the Property.  Accordingly, notwithstanding anything contained in the Agreement to the contrary, no further written documentation of expenses shall be required to be given by Purchaser to Seller.

5.             Exhibit B to the Agreement is hereby amended and shall include the following section:

SECTION 17.  SECURITY DEPOSIT.  Upon Tenant's Default, Landlord may, in its sole discretion, use the security deposit, or any portion thereof, to cure such default, or to compensate Landlord for any damage sustained by Landlord resulting from Tenant's Default.  Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee.  Landlord may commingle the security deposit with Landlord's general and/or other funds, and Landlord shall have no obligation to pay Tenant interest upon the security deposit.

6.            Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                                                                                "SELLER"

TRIPOS REALTY, LLC, a Missouri limited liability company

By:

Name:

                                                                                                Title:

"PURCHASER"

1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company

By:

Name:

Title:

Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and executed as of the 21st day of March, 2007, by and between TRIPOS REALTY, LLC, a Missouri limited liability company ("Seller"), and 1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company ("Purchaser").

WITNESSETH:

WHEREAS, the parties entered into that certain Purchase Agreement dated as of the 4th day of February, 2007 (as the same may be amended, modified, extended, renewed, supplemented or restated from time to time, the "Agreement") whereby Seller agreed to sell and Purchaser agreed to purchase the real property generally described as 1699 - 1701 South Hanley Road in the County of St. Louis, State of Missouri and more particularly described on Exhibit A attached hereto and made a part hereof, containing approximately 2.56 acres, together with any and all buildings, attachments, improvements, permanent fixtures, easements and appurtenances thereto (the "Property"); and

WHEREAS, the parties desire to amend certain terms of the Agreement pursuant to Section 17(b) thereof;

                                NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                1.             The foregoing recitals are hereby incorporated into this Amendment and the Agreement and form a material part thereof.

2.             The words "Closing Date" as they appear in the Agreement shall mean April 11th, 2007.

3.             Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

4.             In addition to the credit for the sprinkler system in the amount of One Hundred Thirty-Seven Thousand Four Hundred Seventy-Five and 00/100 Dollars ($137,475.00), Seller shall provide to Purchaser at Closing a building inspection credit in the amount of Four Hundred Ten Thousand Four Hundred Forty-One and 00/100 Dollars ($410,441.00), for a total sprinkler and building inspection credit of Five Hundred Forty-Seven Thousand Nine Hundred Sixteen and 00/100 Dollars ($547,916.00), which such credit shall be applied to the Purchase Price at Closing.

5.             As additional consideration for the Agreement, Seller shall provide to Purchaser at Closing a credit in addition to the credit provided in Paragraph 4 above in the amount of Five Hundred Ninety-Seven Thousand Two Hundred Twenty-Nine and 20/100 Dollars ($597,229.20), which such credit shall represent a lump sum rental payment with respect to the Post Closing Lease and shall be applied to the Purchase Price at Closing.

6.             Purchaser shall deliver to the Title Company a nonrefundable earnest money deposit of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) by March 23, 2007.  Said nonrefundable earnest money deposit shall be applied to the Purchase Price and shall be in addition to the initial earnest money deposit of Fifty Thousand and 00/100 Dollars ($50,000.00).

                                7.             Purchaser hereby waives its rights under Section 6 of the Agreement to make written objections to title or survey matters affecting the Property.

8.             Purchaser hereby waives its right under Section 7 of the Agreement to terminate the Agreement by notifying Seller in writing of such termination by the last day of the Review Period.

9.             Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

Events of Closing.  At Closing, (i) Seller shall execute and deliver the Deed to Purchaser in accordance with Section 4 of this Agreement; (ii) Seller shall execute and deliver a title affidavit in customary form, stating that, without limitation, there are no leases, liens, judgments, claims or bankruptcies affecting the Property; (iii) Seller shall execute such other instruments as the Title Company shall reasonably require; (iv) Purchaser shall deliver into escrow with the Title Company the balance of the Purchase Price, subject to the adjustments and offsets herein provided, by cash or wire transfer of immediately available funds, minus (a) a lump sum rental payment with respect to the Post Closing Lease in the amount of Five Hundred Ninety-Seven Thousand Two Hundred Twenty-Nine and 20/100 Dollars ($597,229.20) and (b) a credit in the amount of Five Hundred Forty-Seven Thousand Nine Hundred Sixteen and 00/100 Dollars ($547,916.00); (v) the Title Company shall pay the adjusted Purchase Price to Seller (after application of credits and prorations); (vi) Purchaser and Seller's parent company shall execute and deliver the Post Closing Lease; and (vii) Seller and Purchaser shall also execute and deliver such additional documents as may be necessary at Closing or thereafter to conclude the sale of the Property as contemplated by this Agreement.

10.           At Exhibit B to the Agreement, the first paragraph of said Exhibit B is hereby deleted in its entirety and replaced with the following:

This Office Lease ("Lease") is made and entered into effective as of the 11th day of April, 2007, by and between 1699-1701 South Hanley Road, LLC, a Missouri corporation ("Landlord"), and Tripos Inc., a Utah corporation ("Tenant").

11.           At Exhibit B to the Agreement, Section 2.1 is hereby deleted in its entirety and shall be replaced with the following:

2.1           Term:  The "Term" of this Lease shall commence on April 11, 2007 (the "Commencement Date") and shall expire at 11:59 p.m. on February 11, 2008, unless sooner terminated as provided herein.

                                12.           At Exhibit B to the Agreement, Section 3 is hereby deleted in its entirety and shall be replaced with the following:

SECTION 3.  TERM RENT.  On the date hereof, Tenant shall pay Landlord "Term Rent" in an amount of  $597,229.20.  Term Rent is rent for the period of April 11, 2007 to February 11, 2008.

13.           At Exhibit B to the Agreement, the words "Annual Rent" are hereby deleted in every instance they appear and are hereby replaced with the words "Term Rent," which is hereby defined as Five Hundred Ninety-Seven Thousand Two Hundred Twenty-Nine and 20/100 Dollars ($597,229.20)

14.           At Exhibit B to the Agreement, Section 17 is hereby deleted in its entirety.

15.          Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, and a reference to the Agreement in any such instrument or document shall be deemed to be a reference to the Agreement as amended hereby.

16.           At Closing, no leases shall affect the Property other than the Post Closing Lease and that certain Office Lease between Tripos Realty, LLC and Tripos (DE), Inc. dated March 21, 2007 ("Existing Lease").  All rights and obligations under such Existing Lease including but not limited to all obligations or tenancy rights owed to any tenant under the Existing Lease shall be subordinated at Closing to the Post Closing Lease pursuant to such subordination and estoppel agreements acceptable to Purchaser in its sole discretion.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                                                                                "SELLER"

TRIPOS REALTY, LLC, a Missouri limited liability company

By:

Name:

                                                                                                Title:

"PURCHASER"

1699-1701 SOUTH HANLEY ROAD, LLC, a Missouri limited liability company

By:

Name:

Title: